                                                                   Exhibit 11(b)

                                 July 23, 1997

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

     Re:  Wayne Hummer Investment Trust

To the Commission:

     We are counsel to the above-referenced investment company (the "Fund") and as such have participated in the preparation and review of Post-Effective Amendment No. 17 to the Fund's Registration Statement being filed pursuant to Rule 485(b) under the Securities Act of 1933. In accordance with paragraph
(b)(4) of Rule 485, we hereby represent that such amendment does not contain disclosures that would render it ineligible to become effective pursuant to paragraph (b) thereof.

                                        Very truly yours,

                                        VEDDER, PRICE, KAUFMAN & KAMMHOLZ

                                        By /s/ Robert J. Moran
                                          ------------------------------
                                               Robert J. Moran

RJM/cy